Exhibit 10.5

FORM OF INDIVIDUAL SUBSCRIPTION AGREEMENT

February 22, 2026

IQM Finland Oy

Keilaranta 19, 02150

Espoo, Finland

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) among Real Asset Acquisition Corp., a Cayman Islands exempted company (“RAAQ”), IQM Finland Oy, a limited liability company (Fi. osakeyhtiö) incorporated under the laws of Finland (the “Company”), IQM US LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of the Company (“Merger Sub”) and Eclipse QC S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, rue Eugène Ruppert, L - 2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under registration number B299105 and direct, wholly owned subsidiary of the Company (“LuxCo”), in connection with that certain Business Combination Agreement by and among RAAQ, the Company, Merger Sub and LuxCo, dated as of February 22, 2026 (as it may be amended, restated and/or supplemented from time to time in accordance with its terms, the “Transaction Agreement”), the Company is seeking commitments to purchase ordinary shares of the Company, no nominal value (the “Ordinary Shares”), for a purchase price of $10.00 per Ordinary Share (the “Purchase Price”), in a private placement to be consummated by the Company prior to or concurrently with the closing of the Transaction (the “Offering”) in accordance with the terms of the Transaction Agreement. In accordance with the consummation of the transactions contemplated by the Transaction Agreement (the “Transaction Closing”) and in accordance with the Transaction Agreement, among other matters, (i) RAAQ will merge with and into Merger Sub, with Merger Sub being treated as the “surviving entity” as an indirect and wholly owned subsidiary of the Company; (ii) after the Transaction Closing, Merger Sub will merge with and into LuxCo, with LuxCo being treated as the “surviving entity” as a direct and wholly owned subsidiary of the Company; (iii) after the Transaction Closing, LuxCo will merge with and into the Company, with the Company being treated as the “surviving entity”; and (iv) American Depositary Shares, each representing ownership of one Ordinary Share (“ADSs”), will be listed for trading on the Nasdaq Global Market or New York Stock Exchange (the “U.S. Exchange”). In connection with the Transaction, and in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned subscriber (“Subscriber”) and the Company agree in this subscription agreement (the “Subscription Agreement”) as follows:

1. Subscription.

(a) As of the date hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to Subscriber upon payment of the Purchase Price, such number of Ordinary Shares as is set forth on the signature page of this Subscription Agreement (the “Shares”), at the Purchase Price per Share and on the terms and subject to the conditions provided for herein. Subscriber acknowledges and agrees that the Company reserves the right to accept or reject Subscriber’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company. If this Subscription Agreement is terminated in accordance with the terms hereof, Subscriber and each beneficial purchaser, if any, for whom Subscriber is acting as agent or trustee, understands that any funds, certified checks, or bank drafts delivered by Subscriber representing the Purchase Price for the Shares will be promptly returned to Subscriber without deduction, and this Subscription Agreement shall have no force or effect.

(b) Notwithstanding anything to the contrary contained in this Subscription Agreement, if, after the date of this Subscription Agreement, Subscriber acquires ownership of SPAC Class A Ordinary Shares (as defined in the Transaction Agreement) in the open market or in privately negotiated transactions with third parties (along with any related rights to redeem or convert such SPAC Class A Ordinary Shares in connection with any redemption conducted by RAAQ in accordance with the SPAC Charter (as defined in the Transaction Agreement) in conjunction with the Transaction Closing (the “Redemption”)) prior to the extraordinary general meeting to approve the Transaction and Subscriber does not redeem or convert such SPAC Class A Ordinary Shares in connection with the Redemption (including revoking or reversing any previously submitted redemption demand made with respect to such SPAC Class A Ordinary Shares) (any such SPAC Class A Ordinary Shares that are exchanged for Ordinary Shares pursuant to the Transaction, “Non-Redeemed Shares”), and Subscriber notifies the Company in writing at least two (2) business days prior to the anticipated Closing Date (as defined below) that it wishes to apply a specified number of such Non-Redeemed Shares to reduce the number of Shares it is required to purchase hereunder (the “Reduction Right” and such number of Non-Redeemed Shares, the “Reduction Shares”), the number of Shares for which Subscriber is obligated and has the right to purchase under this Subscription Agreement will be reduced by the number of Reduction Shares and the Purchase Price shall accordingly be reduced by an amount equal to the product of the number of Reduction Shares and $10.00; provided, that (i) promptly upon the Company’s request, Subscriber shall provide the Company with documentary evidence reasonably requested by the Company to evidence such Reduction Shares and (ii) the Subscriber agrees that with respect to any such Reduction Shares, it will (A) not sell or otherwise transfer such Reduction Shares prior to the consummation of the Transaction, (B) not vote any Reduction Shares in favor of approving the Transaction and instead submit a proxy abstaining from voting thereon, and (C) to the extent it has the right to have any of its Reduction Shares redeemed for cash in connection with the consummation of the Transaction, not exercise any such redemption rights.

2. Closing; Delivery of Shares.

(a) The closing of the issuance and sale of the Shares contemplated hereby (the “Closing” and the date on which the Closing actually occurs, the “Closing Date”) is contingent upon the consummation of the Transaction Closing. The Closing shall occur on the date of the Transaction Closing.

(b) The Company shall provide written notice (via email) to Subscriber (the “Closing Notice”) that the Company reasonably expects the Transaction Closing to be completed on a date specified in the Closing Notice (the “Scheduled Closing Date”) that is not less than seven (7) business days after the date of the Closing Notice, which Closing Notice shall contain the Company’s wire instructions for an escrow account (the “Escrow Account”) established by the Company with a third-party escrow agent (the “Escrow Agent”) to be identified in the Closing Notice. At least two (2) business days prior to the Scheduled Closing Date (unless otherwise agreed to in writing by the Company), Subscriber shall deliver to the Escrow Account the aggregate Purchase Price for the Shares subscribed (the “Aggregate Purchase Price”) by wire transfer of United States dollars in immediately available funds. The wire transfer shall identify Subscriber, and unless otherwise agreed by the Company and the Escrow Agent, the funds shall be wired from an account in Subscriber’s name. Upon the Closing, the Company shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to the Company against the issuance of and delivery to Subscriber (or its nominee in accordance with its delivery instructions) of the Shares, or to a custodian designated by the Subscriber, as Subscriber may direct, free and clear of any liens or other restrictions whatsoever (other than those arising under U.S. state or federal securities laws or those incurred by Subscriber), in book-entry form as set forth in Section 2(c) below.

(c) Promptly after the Closing, the Company shall deliver (or cause the delivery of) the Shares in book-entry form, to Subscriber or as Subscriber may direct with applicable restrictive legends for the number of Shares as set forth on the signature page to Subscriber as indicated on the signature page or to a custodian designated by Subscriber, as applicable, as indicated below.

(d) As soon as is reasonably practicable following the Transaction Closing, the Company shall cause a sponsored American depositary receipt facility to be established with a reputable bank (such bank or any successor depositary bank, the “Depositary Bank”) for the purpose of issuing the ADSs.

(e) If Subscriber at any time prior to or as at the Transaction Closing submits a written request to the Company to that effect, the Company shall, as soon as reasonably practicable following the Transaction Closing, make an initial deposit of the Shares with the Depositary Bank in the name of Subscriber. Following such initial deposit by the Company (as applicable), Subscriber shall have the option, at its own expense, to withdraw and deposit its Shares with the Depositary Bank in exchange for ADSs. In connection with such initial deposit of the Ordinary Shares with the Depositary Bank and any subsequent withdrawal or deposit, the Subscriber shall provide to the Company and the Depositary Bank the following documents:

(i) Information required by the Company in connection with its instruction letter to the Depositary Bank, including applicable tax IDs or social security numbers;

(ii) Forms W-8 or W-9, as applicable;

(iii) Any information required under the “know your customer” policies of the Depositary Bank, the Company or any of their respective agents; and

(iv) Any other information and documentation reasonably requested by the Company and the Depositary Bank.

(f) The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder, and any such termination will occur solely pursuant to Section 7 below. If (i) this Subscription Agreement is terminated according to its terms prior to the Closing or (ii) the Closing Date does not occur within two (2) business day after the Scheduled Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Subscriber, and in either case, any funds have already been sent by Subscriber to the Escrow Account, then the Company shall or shall instruct the Escrow Agent to promptly (but not later than, in the case of the preceding clause (i), two (2) business days after such termination or, in the case of the preceding clause (ii), seven (7) business days after the Scheduled Closing Date specified in the Closing Notice), return the funds delivered by Subscriber for payment of the Shares by wire transfer in immediately available funds to the account specified in writing by Subscriber (provided, that the failure of the Closing Date to occur within such two (2) business day period and the return of the relevant funds shall not relieve Subscriber from its obligations under this Subscription Agreement for a subsequently rescheduled Closing Date determined by the Company in good faith).

(g) Simultaneously with the execution and delivery of this Subscription Agreement, each Subscriber shall deliver to the Company a duly completed and executed U.S. Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable.

3. Closing Conditions. In addition to the condition set forth in Section 2(a) above:

(a) The Closing is subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Shares, or ADSs, for offering or sale or trading in the United States, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition;

(ii) no governmental authority of competent jurisdiction with respect to the sale of the Shares shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(iii) all material conditions precedent to the Transaction Closing set forth in the Transaction Agreement shall have been satisfied (as determined in good faith by the parties to the Transaction Agreement) or waived by the parties thereto in accordance with the requirements of the Transaction Agreement (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

(b) The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct and complete in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct and complete in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct and complete in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date;

(ii) Subscriber shall have delivered the Purchase Price to the Escrow Agent in compliance with the terms of this Subscription Agreement; and

(iii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) The obligations of Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct and complete in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined in the Transaction Agreement), which representations and warranties shall be true and correct and complete in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct and complete in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct and complete in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) except where the failure to so obtain or make would not prevent the Company from consummating the transactions contemplated hereby, including the issuance and sale of the Shares to Subscriber, all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the U.S. Exchange and any stockholder approval required by applicable rules and regulations of the U.S. Exchange) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares) required to be made in connection with the issuance and sale of the Shares shall have been obtained or made;

(iv) there has not occurred any Material Adverse Effect since the date of this Subscription Agreement that is continuing, which the parties to the Transaction Agreement have not waived; and

(v) the ADSs shall have been approved for listing on the U.S. Exchange, subject to official notice of issuance.

4. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company is a limited liability company (Fi. osakeyhtiö), duly organized and validly existing under the laws of Finland. The Company has the requisite corporate power and authority to own, lease and operate its properties, if any, and carry on its businesses as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement and the Transaction Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on the Company.

(b) All corporate actions required to be taken by the Company’s board of directors and shareholder(s) in order (i) to authorize the Company to enter into this Subscription Agreement and the Transaction Agreement has been taken, and (ii) to issue the Shares at the Closing as of the Closing Date, will have been taken, in each case, by the Company’s board of directors and/or shareholders. Each of this Subscription Agreement and the Transaction Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, (ii) principles of equity, whether considered at law or equity and (iii) except as rights to indemnity and contribution may be limited by applicable law.

(c) Upon Closing, the Shares or the ADSs will have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be free and clear of any liens or other restrictions whatsoever (other than any liens or restrictions created by Subscriber or imposed by applicable securities laws) in accordance with the terms of this Subscription Agreement, and will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s articles of association (as in effect at such time of issuance), applicable law or any contract or agreement to which the Company is a party.

(d) As of the date hereof, the Company’s authorized share capital is EUR 2,500 divided into 1,627,301 shares of which 1,586,301 are outstanding with no nominal value, comprised of (i) 301,837 Ordinary Shares, of which 301,837 are outstanding, (ii) 291,090 series seed preferred shares, of which 291,090 are outstanding, (iii) 134,457 series A1 preferred shares, of which 117,206 are outstanding, (iv) 306,271 series A2 preferred shares, of which 281,937 are outstanding, and (v) 594,231 series B preferred shares, of which 594,231 are outstanding. All of the Company’s outstanding shares will, as of the Closing Date, be, duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Finnish Limited Liability Companies Act (Fi. osakeyhtiölaki) (624/2006, as amended) (the “Finnish Companies Act”), the articles of association of the Company (as may be amended) or any contract or agreement to which the Company is a party. None of the outstanding Ordinary Shares of the Company have been issued in violation of any applicable securities laws. Except as set forth above in this Subscription Agreement, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any equity interests in the Company or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, there are no shareholders’ agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company other than as contemplated by the Transaction Agreement. There are no securities or instruments issued by or to which the Company or its affiliates is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Shares.

(e) Assuming the accuracy of Subscriber’s representations and warranties in Section 5 in all material respects, the execution, delivery and performance of this Subscription Agreement and the Transaction Agreement and the consummation by the Company of the transactions that are the subject of this Subscription Agreement (including the issuance and sale of the Shares) and the Transaction Agreement in compliance herewith will be done in accordance with the rules of the U.S. Exchange, and none of the foregoing will result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a Material Adverse Effect on the Company or materially affect the validity of the Shares or the legal authority or ability of the Company to perform in all material respects its obligations under this Subscription Agreement or the Transaction Agreement; (ii) any material violation of the provisions of the organizational documents of the Company; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect on the Company.

(f) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement, including for which Subscriber would be reasonably expected to become liable (it being understood that Subscriber will effectively bear its pro rata share of any such expense indirectly as a result of its investment in the Company).

(g) The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 in all material respects, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws, or, if applicable, Finnish Securities Markets Act (Fi. arvopaperimarkkinalaki) (746/2012, as amended) (the “FSMA”) or Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”).

(i) On or after the date hereof, the Company or its affiliates may enter into other subscription agreements or similar agreements (collectively, “Other Subscription Agreements”) with any other subscribers (collectively, “Other Subscribers”) for Ordinary Shares (or other securities). Other than the Other Subscription Agreements and the Transaction Agreement, the Company has not entered into any similar agreement with any Other Subscriber in connection with the Offering. The Other Subscription Agreements reflect the same Purchase Price, and no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder, unless Subscriber has been offered the substantially similar benefits, and such Other Subscription Agreements have not been amended, modified or waived in any material respect following the date of this Subscription Agreement unless Subscriber has been offered a substantially similar amendment.

(j) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially affect the validity of the Shares or the legal authority or ability of the Company to perform in all material respects its obligations under this Subscription Agreement or the Transaction Agreement, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over the Company, pending, or, to the knowledge of the Company, threatened in writing against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

(k) The Company is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement, including the issuance of the Shares (other than (i) filings required by the Securities Act or the rules of the U.S. Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws or the Finnish Companies Act, (iii) the filings required in accordance with Section 6, (iv) consents or notices required for the consummation of the Transaction as contemplated by the Transaction Agreement, (v) those required by the U.S. Exchange, (vi) compliance with and filings pursuant to applicable antitrust or other competition laws, and (vii) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by this Subscription Agreement that the Company reasonably expects to receive on or prior to the Closing), in each case, other than those the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(l) Neither the Company nor any person acting on its behalf has, directly or indirectly, at any time within the past 30 calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company as contemplated hereby or the other securities as contemplated by the Other Subscription Agreements or (ii) cause the offering of the Shares pursuant to this Subscription Agreement or the other securities pursuant to the Other Subscription Agreements to be integrated with any prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on its behalf (other than the Placement Agents and their respective persons acting on their behalf in such capacity), has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Shares or the other securities, as contemplated pursuant to this Subscription Agreement to the registration provisions of the Securities Act.

(m) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company.

(n) The Company is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Material Adverse Effect on the Company. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(o) Upon consummation of the Transaction, it is intended that the ADSs will be registered pursuant to Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be listed for trading on the U.S. Exchange, and the ADSs will be approved for listing on the U.S. Exchange, subject to official notice of issuance.

(p) Neither the Company nor any of its controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

(q) The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Subscriber.

5. Subscriber Representations, Warranties and Covenants. Subscriber represents and warrants to the Company as follows, and makes the following covenants:

(a) Subscriber is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

(i) Applicable to U.S. investors: At the time Subscriber was offered the Shares, it was, and as of the date hereof, Subscriber is (A) (i) an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire attached as Exhibit A hereto and (ii) a “qualified investor” as defined under Article 2 of the EU Prospectus Regulation, and (B) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

(ii) Applicable to non-U.S. investors (including Finnish investors): Subscriber acknowledges and agrees that the sale of the Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). Subscriber is not a U.S. Person (as defined in Regulation S), it is acquiring the Shares in an offshore transaction in reliance on Regulation S, and it has received all the information that it considers necessary and appropriate to decide whether to acquire the Shares hereunder outside of the United States. Subscriber is a “qualified investor” as defined under Article 2 of the EU Prospectus Regulation. Subscriber is not relying on any statements or representations made in connection with the transactions contemplated hereby other than the representations contained in this Subscription Agreement. Subscriber acknowledges and agrees that securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

(b) Subscriber acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares delivered at the Closing will not have been registered under the Securities Act or qualified by prospectus under the FSMA or the EU Prospectus Regulation. Subscriber acknowledges and agrees that Shares sold to Subscribers that are U.S. investors shall be sold pursuant to an exemption from registration under the Securities Act may not be resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares delivered at the Closing to Subscribers that are U.S. investors may contain a legend or restrictive notation to such effect. Subscriber acknowledges that such Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). Subscriber acknowledges and agrees that such Shares, until registered under an effective registration statement, will be subject to transfer restrictions (regardless of whether or not the shares contain a restrictive legend) and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in such Shares for an indefinite period of time. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of such Shares. Subscriber understands that the Offering of the Shares hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, Subscriber understands that the Offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(c) If, in the future, the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, or any economic interest therein, Subscriber acknowledges and agrees that such Shares or any economic interest therein may be offered, sold, pledged or otherwise transferred only: (i) in compliance with Regulation S under the Securities Act; (ii) to a person whom the beneficial owner and/or any person acting on its behalf reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act; or (iii) in accordance with Rule 144 (if available), in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Subscriber (i) understands that none of the Company or any of its affiliates or other persons acting on their behalf makes any representation to the Subscriber as to the availability of any exemption under the Securities Act for the reoffer, resale, pledge or transfer of the Shares and (ii) agrees to notify any transferee to whom the Subscriber subsequently offers, sells, pledges or otherwise transfers any of the Shares pursuant to Rule 144A of the restrictions on transfer set forth in this Section 5(c). The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Subscriber, e.g., in connection with a bona fide margin agreement, and the Subscriber effecting a pledge of Shares shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with such pledge of Shares by the Subscriber.

(d) Subscriber acknowledges and agrees that Subscriber is purchasing Shares directly from the Company. Subscriber further acknowledges that, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement, there have been no representations, warranties, covenants and agreements made to Subscriber by the Company, RAAQ or their respective officers or directors or other Representatives (as defined below), or any other party to the Transaction, person or entity, expressly or by implication. Except for the representations, warranties and agreements of the Company expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including all business, legal, regulatory, accounting, credit and tax matters; provided, that neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(e) Neither the Subscriber nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person prohibited by any OFAC sanctions program, or any similar list of sanctioned persons administered by the European Union or the United Kingdom (collectively, “Sanctions Lists”), (ii) directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, one or more persons that are named on the Sanctions Lists, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, and the Crimea, Donetsk, Luhansk and Zaporizhzhia regions of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or the United Kingdom, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Subscriber”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the Sanctions Lists. To the extent required, it maintains procedures that it reasonably believes to be in compliance with sanctions programs administered by the United States, the European Union and the United Kingdom, and it shall comply with such sanctions programs to which it is legally subject and with which it is legally obligated to comply. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Subscriber.

(f) Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has received and reviewed (to the extent that Subscriber deems it necessary) the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of RAAQ, dated as of April 30, 2025 (File No. 333-284777) (the “IPO Prospectus”), (ii) each SEC Report filed by RAAQ with the SEC following the filing of the IPO Prospectus through the date of this Subscription Agreement, (iii) the Transaction Agreement, and (iv) the investor presentation by the Company (the “Investor Presentation”). Subscriber understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall not apply following the Transaction Closing. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber has conducted its own investigation of the Company and the Shares and Subscriber has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of the Company, RAAQ, or their respective affiliates or advisors have provided any tax advice or any other representations or guarantee regarding the tax consequence of the transactions contemplated by this Subscription Agreement. Subscriber acknowledges that it has reviewed the documents made available to Subscriber by the Company to the extent that Subscriber deems it necessary. Subscriber further acknowledges that the information contained in the Disclosure Documents is subject to change, and that any changes to the information contained in the Disclosure Documents, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect Subscriber’s obligation to purchase the Shares hereunder, except as otherwise provided herein, and that, in purchasing the Shares, Subscriber is not relying upon any projections contained in the Investor Presentation.

(g) Subscriber became aware of the Offering of the Shares solely by means of direct contact between Subscriber and the Company or RAAQ, or a representative of the Company or RAAQ, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or RAAQ, or a representative of the foregoing. Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) to the Company’s knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Subscriber has a pre-existing relationship with the Company, RAAQ or one or more of their respective affiliates or advisors. Neither Subscriber, nor any of its directors, officers, employees, agents, shareholders or partners, has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the Offering.

(h) Subscriber acknowledges that (i) RAAQ or the Company and their respective Representatives hereafter may come into possession of, information regarding the Company that is material non-public information, including material facts and material changes which have not been generally disclosed, and is not known to Subscriber (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement to purchase the Shares notwithstanding Subscriber’s lack of knowledge of the Excluded Information, provided, however, that the foregoing shall not limit any claims Subscriber may have against the Company or RAAQ for fraud, willful misconduct, or intentional misrepresentation, and (iii) none of RAAQ nor the Company shall have liability to Subscriber, and Subscriber hereby waives and releases any claims Subscriber may have against RAAQ and/or the Company, to the extent permitted by law and subject to the foregoing carve-out, with respect to the nondisclosure of the Excluded Information (save for any fraudulent non-disclosure of the Excluded Information).

(i) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Investor Presentation. Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the Offering (i) are consistent with its financial needs, objectives and condition, (ii) comply and are consistent with the relevant investment policies, guidelines and other restrictions applicable to Subscriber and (iii) are a fit, proper and suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Shares. Subscriber acknowledges that each of J.P. Morgan Securities LLC and TD Securities (USA) LLC, in their capacity as placement agents (each, a “Placement Agent” and collectively, the “Placement Agents”), are acting in connection with the purchase of Ordinary Shares by certain Other Subscribers that qualify as “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D under the Securities Act. Subscriber further acknowledges that none of the Placement Agents or any of their respective affiliates is acting as placement agent to Subscriber and that no solicitation or recommendation of any type has been made by any Placement Agent to Subscriber, provided, however, that the foregoing shall not limit any claims Subscriber may have against the Company or RAAQ for fraud, willful misconduct, or intentional misrepresentation. Subscriber represents that: (i) it is able to sustain a complete loss on its investment in the Shares; (ii) has no immediate need for liquidity with respect to its investment in the Shares; and (iii) has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

(j) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that the possibility of total loss of the Aggregate Purchase Price exists.

(k) In making its decision to purchase the Shares, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties of the Company expressly set forth in Section 4 hereof. Subscriber acknowledges and agrees that Subscriber has (i) received, reviewed and understood the offering materials made available to Subscriber in connection with the Offering, (ii) had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, (iii) had the opportunity to ask questions of and receive answers from the Company, and (iv) conducted and completed Subscriber’s own independent due diligence with respect to the Transaction.

(l) Subscriber understands and agrees that no federal, state, or other agency has passed upon or endorsed the merits of the Offering or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Disclosure Documents.

(m) [Reserved.]

(n) The execution, delivery and performance by Subscriber of this Subscription Agreement will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, in any material respects, to which Subscriber is a party or by which Subscriber is bound. The signature on this Subscription Agreement, whether original, electronic, or transmitted electronically, is valid and binding, and the signatory has legal competence and capacity to execute the same, and, upon its due execution by the parties hereto, this Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.

(o) The Subscriber is not (1) a “covered person” as described in Rule 506(d)(1) under the Securities Act, or (2) subject to any Disqualification Events, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Subscriber has exercised reasonable care to determine whether it is subject to a Disqualification Event. The acquisition of Shares by Subscriber will not subject the Company to any Disqualification Event.

(p) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(q) Subscriber has, and on each date any portion of the Aggregate Purchase Price would be required to be funded to the Company pursuant to this Subscription Agreement will have, sufficient immediately available funds to pay the Aggregate Purchase Price.

(r) Other than with respect to its affiliates, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(s) Subscriber understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Company.

(t) Subscriber has had no contact with any Placement Agent with respect to the Shares.

(u) Subscriber is not under any binding obligation, either on the date hereof or on the Closing, to sell, exchange or otherwise dispose of the Shares acquired pursuant to this Subscription Agreement, other than binding commitments it may have to transfer and/or pledge such Shares to a prime broker under and in accordance with its prime brokerage agreement with such broker.

(v) Notwithstanding anything to the contrary herein, nothing in this Subscription Agreement shall prohibit Subscriber from (i) entering into hedging transactions with respect to the securities of the Company or RAAQ, including, but not limited to, purchasing put options, entering into swap agreements, or engaging in short sales with respect to any securities other than the securities to be acquired in this Offering, or (ii) lending any securities to third parties, provided that Subscriber shall remain obligated to deliver the Aggregate Purchase Price and consummate the Closing in accordance with the terms hereof.

(w) Subscriber acknowledges and agrees that it has not received any recommendation with respect to the Shares or the Transaction from the Placement Agents and thus will not be deemed to form a relationship with the Placement Agents in connection with its purchase of the Shares that would require the Placement Agents to treat Subscriber as a “retail customer” for purposes of Regulation Best Interest pursuant to Rule 11-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS pursuant to Rule 17a-14 of the Exchange Act. Accordingly, Subscriber acknowledges and agrees that it is not entitled to the protections or disclosures required by Regulation Best Interest or Form CRS with respect to its purchase of the Shares.

6. Registration Rights.

(a) The Company agrees that, within thirty (30) calendar days after the Transaction Closing (the “Filing Deadline”), it will file or confidentially submit with the SEC a registration statement (the “Registration Statement”) registering the resale of ADSs (“Registrable ADSs”) representing the Shares (“Registrable Shares”) that are not eligible for resale without an effective registration statement covering the resale of such Shares (or corresponding ADSs) or without an available exemption from registration under the Securities Act allowing the resale of such Shares (or corresponding ADSs) without limitation, and shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. For the avoidance of doubt, all Shares issued and sold to U.S. Subscribers pursuant to this Agreement shall be Registrable Shares. The Company will use its commercially reasonable efforts to cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective and free of any material misstatement or omission with respect to the Registrable ADSs until the earliest of (i) two years from the issuance of the Registrable Shares, (ii) the date on which Subscriber ceases to hold the Registrable Shares (or corresponding Registrable ADSs) covered by such Registration Statement, or (iii) the first date on which Subscriber can sell all of its Registrable Shares (or corresponding Registrable ADSs) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold. For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, the Company shall use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell Registrable Shares (or corresponding Registrable ADSs) pursuant to the Registration Statement or Rule 144 under the Securities Act (when resales under Rule 144 under the Securities Act become available with respect to the Shares), as applicable, qualify Registrable ADSs for listing on the applicable stock exchange on which the ADSs are then listed, and update or amend the Registration Statement as necessary to include the Registrable ADSs. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, of securities of the Company to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above. The Company’s obligations to include the Registrable ADSs in the Registration Statement are contingent upon Subscriber furnishing in writing such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of Registrable ADSs as shall be reasonably requested by the Company to effect the registration of the resale of Registrable ADSs, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares (or corresponding Registrable ADSs). If the SEC prevents the Company from including any or all of the Registrable ADSs proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Company securities by the applicable shareholders or otherwise, (A) such Registration Statement shall register for resale such number of the Company securities which is equal to the maximum number of securities as is permitted by the SEC and (B) the number of the Company securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register Registrable ADSs not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 6. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline shall not otherwise relieve the Company of its obligations to cause the Company to file the Registration Statement or effect the registration of Registrable ADSs set forth in this Section 6. For as long as Subscriber holds Registrable Shares issued pursuant to this Subscription Agreement (or in the case of Registrable ADSs, issued in exchange of Registrable Shares issued pursuant this this Subscription Agreement), the Company will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as the Company remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable Subscriber to resell the Registrable Shares (or corresponding Registrable ADSs) pursuant to the Registration Statement or Rule 144 (when Rule 144 becomes available to Subscriber), as applicable.

(b) During a period of 90 days from the effective date of the Registration Statement, the Company will not issue any equity securities other than (i) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the effective date of the Registration Statement, (ii) any Ordinary Shares issued or options to purchase Ordinary Shares or other equity awards covering Ordinary Shares granted pursuant to employee benefit plans of the Company, (iii) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (iv) the filing of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company, (v) the issuance of Ordinary Shares, equity awards or securities convertible into or exercisable or exchangeable for Ordinary Shares in connection with (A) the acquisition of the securities, business, property or other assets of another person or pursuant to any employee benefit plan assumed in connection with any such acquisition, (B) joint ventures, (C) commercial relationships, or (vi) other strategic transactions with a bona fide business purpose, including a potential listing on Nasdaq Helsinki Ltd, provided that the aggregate number of Ordinary Shares, equity awards and Ordinary Shares issuable upon the conversion, exercise or exchange of securities (on an as converted or as exercised basis, as the case may be) issued pursuant to this clause (vi) shall not exceed 10% of the total number of Ordinary Shares issued and outstanding on the effective date of the Registration Statement. For purposes of this Section 6(b), references to Ordinary Shares shall be deemed to include ADSs representing such Ordinary Shares.

(c) The Company shall, at its sole expense, advise Subscriber as promptly as practicable, and in any event, within five (5) business days: (i) when a Registration Statement or any amendment thereto has been filed with the SEC and when a Registration Statement or any post-effective amendment thereto has become effective; (ii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable ADSs included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be required to disclose the details of such event. Upon the occurrence of any event contemplated in the foregoing clause (iv), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company agrees that it shall, as soon as practicable, use its commercially reasonable efforts to prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of Registrable ADSs included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company may delay filing or suspend the use of any such registration statement if it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that the Company shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of Registrable ADSs as soon as practicable thereafter. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective, or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will (i) immediately discontinue offers and sales of Registrable ADSs under the Registration Statement until Subscriber receives (A) (x) copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as otherwise required by applicable law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or destroy all copies of the prospectus covering Registrable ADSs in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering Registrable ADSs shall not apply to (i) the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

(e) Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(e)) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(f) From and after the Closing, the Company agrees to indemnify and hold Subscriber and each affiliate of Subscriber within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Registrable Shares or Registrable ADSs (collectively, the “Subscriber Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any reasonable out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by Subscriber Indemnified Parties directly that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Registrable Shares or Registrable ADSs s (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent insofar as the same are (A) caused by or contained in any information or affidavit so furnished in writing to the Company by Subscriber for use therein, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Subscription Agreement. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned). The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party.

(g) If the Company files the Registration Statement without affording Subscriber the opportunity to review and comment on the same as required by Section 6(a) herein or the Company subsequently withdraws the filing of the Registration Statement for reasons other than at the request of Subscriber to withdraw the Registration Statement, the Company shall be deemed to have not satisfied this clause (i) as of the filing date), or (ii) a Registration Statement registering for resale all of the Shares included in such Registration Statement is not declared effective by the SEC by the Filing Deadline of the initial Registration Statement filed pursuant to this Subscription Agreement becomes effective, or (iii) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Shares included in such Registration Statement, or Subscriber is otherwise not permitted to utilize the prospectus therein to resell such Shares, except as permitted by Section 6(d) hereof (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) and (ii), the date on which such Event occurs, and for purpose of clause (iii) the date on which the suspension of the prospectus exceeds the time permitted under Section 6(d) hereof, being referred to as an “Event Date”), then, in addition to any other rights Subscriber may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to Subscriber an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate purchase price paid by Subscriber pursuant to this Subscription Agreement. The parties agree that the maximum aggregate liquidated damages payable to Subscriber under this Subscription Agreement shall be 10.0% of the aggregate purchase price paid by Subscriber pursuant to this Subscription Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section 6(g) in full within five days after the date payable, the Company will pay interest thereon at a rate of 15.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to Subscriber, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(h) To the extent Subscriber is identified as a selling stockholder in the Registration Statement or any other registration statement which covers the Registrable Shares or Registrable ADSs, Subscriber agrees to, severally and not jointly with any Other Subscriber in the Offering contemplated hereby or any other selling shareholders using the applicable registration statement, indemnify and hold the Company, and the officers, employees, directors, partners, members, attorneys and agents of the Company, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company within the meaning of Rule 405 under the Securities Act (collectively, the “Company Indemnified Parties”), harmless against any and all Losses incurred by Company Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Registrable Shares or Registrable ADSs (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, in each case to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber under this Section 6(h) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Shares or Registrable ADSs giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (save for any obligations of the Company in respect of the return of any monies paid by the Subscriber in connection herewith), upon the earliest to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; (c) if any of the conditions to Closing set forth in Section 3 are not satisfied or waived as of the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated as of the date of the Transaction Closing; or (d) written notice by either (x) the Company to Subscriber or (y) Subscriber to the Company, if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the Outside Date (as defined in the Business Combination Agreement); provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach, and (ii) the provisions of Sections 7 through 10 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 7, any monies paid by Subscriber to the Company for the Aggregate Purchase Price hereunder shall be promptly (and in any event within three (3) business days) returned to Subscriber, without any deduction for or on account of any tax withholding except as required by law, charges or set-off.

8. Trust Account Waiver. Subscriber hereby represents and warrants that it has read the IPO Prospectus (to the extent Subscriber deems it necessary) and understands that RAAQ has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and certain private placements occurring simultaneously with its IPO (including interest accrued from time to time thereon) for the benefit of RAAQ’s public shareholders (the “Public Shareholders”), and that, except as otherwise described in the IPO Prospectus, RAAQ may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their shares in connection with the consummation of RAAQ’s initial business combination (as such term is used in the IPO Prospectus) (the “Business Combination”), (b) to the Public Shareholders if RAAQ fails to consummate a Business Combination within 18 months after the closing of its IPO (or 21 months after the closing of its IPO if RAAQ has executed a definitive agreement for a Business Combination within 18 months after the closing of its IPO), subject to extension by amendment to RAAQ’s organizational documents (the “Completion Window”), (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes, and up to $100,000 in liquidation and dissolution expenses, (d) as directed by RAAQ after or concurrently with the consummation of a Business Combination or (e) to the Public Shareholders in the event they elect to redeem and properly submit their shares in connection with a shareholder vote to amend RAAQ’s organizational documents to modify (A) the substance or timing of RAAQ’s obligations to allow redemption in connection with a Business Combination or to redeem 100% of its public shares if RAAQ has not consummated a Business Combination within the Completion Window or (B) any other material provisions relating to shareholder rights or pre-Business Combination activity. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Subscriber hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither Subscriber nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) except for redemption and liquidation rights, if any, Subscriber and its affiliates may have in respect of any SPAC Class A Ordinary Shares (as defined in the Transaction Agreement) held by them or the release of proceeds from the Trust Account upon consummation of the Transaction, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability, and Subscriber further waives its right to any distributions from the Trust Account with respect to the Shares in the event of RAAQ’s liquidation (collectively, the “Released Claims”). Subscriber on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Subscriber or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Subscription Agreement or any other agreement with RAAQ or its affiliates). Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and RAAQ to induce the Company to enter in this Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its affiliates under applicable law. To the extent Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, RAAQ or any of their respective Representatives, which proceeding seeks, in whole or in part, monetary relief against the Company, RAAQ or any of their respective Representatives, Subscriber hereby acknowledges and agrees that Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber or its affiliates (or any person claiming on any of their behaves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 8 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

9. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights or obligations that may accrue to Subscriber hereunder (other than the Shares acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by Subscriber without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), and any purported transfer or assignment without such consent shall be null and void ab initio.

(b) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information to the Company promptly upon such request, it being understood by Subscriber that the Company may without any liability hereunder reject Subscriber’s subscription prior to the Closing Date in the event Subscriber fails to provide such additional information requested by the Company to evaluate Subscriber’s eligibility or the Company determines that Subscriber is not eligible. The Company agrees to keep any such additional information confidential (except as may be required by applicable law or administrative or legal proceeding). On or prior to the Closing Date, the Company and Subscriber shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

(c) Subscriber acknowledges that the Company, RAAQ and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement as if they were made directly to them. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate such that the conditions set forth in Sections 3(b)(i) and 3(b)(ii) would not be satisfied as of the Closing Date. Subscriber agrees that the purchase by Subscriber of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase, unless such acknowledgments, understandings, agreements, representations and warranties herein have been given as of a certain date. Each of the Company and Subscriber acknowledges and agrees that RAAQ is a third-party beneficiary of the representations, warranties and covenants of the Company contained in Section 4 and Subscriber contained in Section 5 of this Subscription Agreement and its express rights set forth in Section 9, and that RAAQ is otherwise an express third-party beneficiary of this Subscription Agreement, entitled to enforce the terms hereof against Subscriber as if it was an original party hereto. Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns. Prior to the Closing, the Company agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in a manner that would have or would reasonably be expected to have a Material Adverse Effect on the Company.

(d) Each of the Company and RAAQ is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company (which may be given via email by authorized Representatives) (such consent not to be unreasonably withheld or delayed).

(e) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, however, that no modification or waiver by the Company of the provisions of this Subscription Agreement prior to the Transaction Closing shall be effective without the prior written consent of Subscriber (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). The Company shall notify Subscriber of any such amendments, modifications, waivers or terminations. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or other exercise of any right, power or privilege hereunder.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and Subscriber in connection with the Offering).

(h) This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) This Subscription Agreement may be executed in two or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (A) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (B) not to assert that a remedy of specific enforcement pursuant to this Section 9(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (C) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l) Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(m) Except where required to comply with applicable securities laws, without Subscriber’s prior written consent (which may be given via email by authorized Representatives of the Subscriber), the Company will not use or disclose the name of Subscriber or its affiliates or advisors or any information relating to Subscriber or this Subscription Agreement, other than to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Without Subscriber’s prior written consent, the Company shall not use the name of Subscriber or any of its affiliates or advisors in any press release issued by the Company or Current Report on Form 8-K filed by RAAQ with the SEC in connection with the Transaction Agreement or the execution and delivery of this Subscription Agreement and the filing of any related documentation by the Company or RAAQ with the SEC, except to the extent required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC, or under the U.S. Exchange.

(n) This Subscription Agreement, and all actions or matters based hereon, or arising out of, under or in connection herewith, or any transaction contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Subscription Agreement, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other proceeding relating to the transactions contemplated by this Subscription Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 9(o). Nothing in this Section 9(n) shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Subscription Agreement or the transactions contemplated hereby.

(o) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by email, absent affirmative receipt of an automated notice of delivery failure from the recipient’s email server, during regular business hours of the recipient or, if delivered outside of regular business hours, the following business day, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

IQM Finland Oy
Keilaranta 19 D
FI-02150 Espoo
Finland
Attention: Jan Kürschner, Chief Financial Officer; Mark Falcon, General Counsel
Email: [***]

with a copy (which shall not constitute notice) to:

Borenius Attorneys Ltd

Eteläesplanadi 2

FI-00130 Helsinki
Finland

Attention: Juha Koponen; Eino Järnroos

E-mail: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP
55 Hudson Yards
New York, New York 10001
Attention: Eric Blanchard and Peter Byrne
Email: [***]

with a copy (which shall not constitute notice) to:

Real Asset Acquisition Corp
174 Nassau Street

Suite 2100
Princeton, New Jersey 08542
Attention: Peter Ort
Email: [***]

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas

22nd Floor
New York, New York 10036
Attention: Elliott Smith
Email: [***]

with a copy (which shall not constitute notice) to:

Krogerus Attorneys Ltd

Fabianinkatu 9

00130 Helsinki
Finland

Attention: Tom Fagernäs

Email: [***]

Notice to Subscriber shall be given to the address underneath Subscriber’s name on the signature page hereto.

(p) From and after the date hereof, the Company shall not, and shall cause each of its affiliates, representatives and agents to not, provide Subscriber or any of its affiliates, representatives or agents, with any material nonpublic information regarding the Company, any of its affiliates or any other person (“MNPI”) without the express prior written consent of such Subscriber. The Company hereby acknowledges and agrees that neither Subscriber nor any of its affiliates shall have any duty of trust or confidence with respect to, or duty not to trade on the basis of, any MNPI (i) provided by, or on behalf of, the Company, any of its affiliates or any of their respective officers, directors, employees, attorneys, agents or representatives or (ii) otherwise possessed (or continued to be possessed) by Subscriber (or any affiliate, agent or representative thereof), in each case, as a result of any breach or violation of any of the covenants set forth in this Agreement. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to Subscriber or any of its affiliates, attorneys, agents or representatives contains MNPI, the Company shall, prior to the delivery of such notice or communication, so indicate to Subscriber, and such indication shall provide Subscriber the means to refuse to receive such notice or communication, and in the absence of any such indication, such Subscriber, the other holders of the Shares and their respective affiliates, agents and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute MNPI. The Company covenants and agrees that it shall, prior to or concurrently with the Transaction Closing, file or cause to be filed such reports or documents with the SEC as shall be necessary to publicly disclose, to the extent legally permissible, any MNPI previously provided to Subscriber or its representatives by the Company or its representatives in connection with the transactions contemplated hereby.

(q) The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (A) “trading day” shall mean any day on which the U.S. Exchange is open for trading; (B) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in (i) New York, New York and (ii) Helsinki, Finland are required or are authorized to close for business (excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in such locations are generally open for use by customers on such day); (C) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (D) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of RAAQ prior to the closing of a Business Combination will include RAAQ’s sponsor, RAAQ Sponsor LLC, a Delaware limited liability company.

(r) At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

10. Independent Nature of Investment. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, RAAQ or any of their respective subsidiaries which may have been made or given by any Other Subscriber or by any agent, employee or other representative of any Other Subscriber, and neither Subscriber nor any of its agents, employees or other representatives shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights under this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IQM FINLAND OY

By:
Name:
Title:

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

_____________________________________________________________

Signature of Subscriber:

_____________________________________________________________

Address for Notice to Subscriber:

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

Attention: ____________________________________________________

Email: _______________________________________________________

Telephone: ____________________________________________________

Subscription Amount: __________________________________________

Number of Shares: _____________________________________________

Subscriber status (mark one): ☐ U.S. investor ☐  Non-U.S. investor (including Finnish investors)

EIN Number or Finnish business ID:_________________________________

If you have a Finnish book-entry account:

Book-entry account number: (35 digits, starting “APKE”)	_____________________________________________

Account operator: (The operator holding your shares in custody, e.g. your bank)	_____________________________________________

If you don’t have a Finnish book-entry account

Foreign Custody Account Number: (Custody account number defined by your foreign custody operator)	_____________________________________________

Foreign Custody: (Name and BIC) (The foreign custody operator holding your shares in custody, e.g. your bank)	_____________________________________________

Foreign Custody’s contact details: (e-mail and phone)	_____________________________________________

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

(i)

A natural person whose net worth, either individually or jointly with such person's spouse or spousal equivalent, at the time of Subscriber's purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of Subscriber's primary home). For the purposes of calculating joint net worth with the person's spouse or spousal equivalent, joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

(ii)

A natural person who had an individual income in excess of $200,000, or joint income with Subscriber's spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” Subscriber should add to Subscriber's individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(iii)	A director or executive officer of the Company;

(iv)

A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

(v)	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the "Investment Company Act"), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act;

(vi)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

(vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(viii)	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act;

(ix)	An insurance company as defined in Section 2(13) of the Exchange Act;

(x)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

(xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(xii)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

(xiii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(xiv)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(xvi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(xvii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

(xviii)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xix)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xiii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

(xx)	A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

(xxi)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

(xxii)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

(xxiii)	Subscriber does not qualify under any of the investor categories set forth in (i) through (xvii) above.

Type of Subscriber. Indicate the form of entity of Subscriber:

☐	Individual	☐	Limited Partnership
☐	Corporation	☐	General Partnership
☐	Revocable Trust	☐	Limited Liability Company
☐	Other Type of Trust (indicate type):
☐	Other (indicate form of organization):

If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed: _____________________.

If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber's situation: Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Shares and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

__________ True

__________ False

If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Subscriber:

Subscriber Name:

By:
Signatory Name:
Date: